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                                   Exhibit 11
                   HANOVER FOODS CORPORATION AND SUBSIDIARIES
                        Computation of Earnings Per Share

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                                          Thirteen Weeks Ended
                                   --------------------------------
                                   August 31,           September 1,
                                     1997                   1996
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
PRIMARY

Earnings:

  Net Earnings                     $ 1,527,000           $ 1,251,000

Preferred stock dividends           (    8,000)           (    8,000)
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Net earnings applicable to
    common stock                     1,519,000             1,243,000
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SHARES

Weighted average number of
     shares outstanding                719,496               721,935
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Net earnings per share --
     primary                       $      2.11           $      1.72
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


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